Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE

UNITED INDUSTRIES ANNOUNCES THIRD QUARTER OPERATING RESULTS
Acquisitions Drive Record Sales and Position Company for Future Growth

ST. LOUIS, November 11, 2004 - United Industries Corporation (the Company), a leading manufacturer and marketer of consumer lawn and garden care, household pest control and premium branded pet supply products in North America, announced operating results for the third quarter and year-to-date period ended September 30, 2004.  Driven significantly by contributions from its two major acquisitions during the year, the Company reported net sales growth of 64.4% compared to the third quarter of 2003.  Year-to-date net sales were 21.4% higher than year-to-date results in 2003.

Bob Caulk, Chairman and CEO, stated, “We are very pleased with our progress in growing our business through the diversifying acquisitions of United Pet Group and Nu-Gro this year.  For the quarter, our net sales growth was fueled by these new businesses and the strength of our domestic household products business.  These successes offset the impact of what was a disappointing lawn and garden season, driven by a significant listing decision made last fall by one of our largest customers, coupled with lighter than usual consumer take-away as a result of the cooler than normal summer and a slow-down in consumer spending early in the third quarter.”

Caulk continued, “Our acquisition of UPG is particularly important as it diversifies our business and reduces our overall seasonality.  More importantly, this acquisition is a key growth driver, as our pet business participates in a fast growing consumer category and operates within a largely unconsolidated industry that is ripe for consolidation.  With this growth, and the broad range of opportunities we have ahead of us, we’ve aligned our organization into three independent operating divisions: U.S. Home & Garden, Pet and Canada.  In this regard, Steve Tooker has recently joined the company from Dial to be President of our U.S. Home & Garden division.  With Steve leading our legacy business and the strong teams in place at Pet and Canada, we are well positioned to take advantage of what 2005 brings.”

Caulk added, “As we prepare for the coming year, we are very excited about the successes we have had during our U.S. Home & Garden division line reviews.  We anticipate regaining the growth momentum at home centers where our overall top-line percentage growth in U.S. Home & Garden should range from the mid to high teens.  Additionally, we are mid-way through negotiating pricing with our customers to cover our exposure to higher commodity costs for 2005.  While we have not completed all of our detailed planning for 2005, based on what we can project today, we expect the Company to enjoy pro forma percentage EBITDA growth in the high single digits to low double digits.”

Net sales for the third quarter of 2004 increased 64.4% to $171.0 million from $104.0 million in the third quarter of 2003.  By operating division, net sales in the U.S. Home & Garden division were $104.3 million in 2004 compared to $104.0 million in 2003.  Net sales in the Canada division were $23.6 million in 2004 compared to $31.4 million in 2003, on a stand-alone basis.  Net sales in the Pet division were $43.1 million during the two months ended September 30, 2004.  Pro forma net sales in the Pet division were $63.2 million during the third quarter of 2004 compared to $59.0 million in the third quarter of 2003, on a stand-alone basis.

Net sales for the September 30, 2004 year-to-date period increased 21.4% to $593.6 million from $488.8 million in the year-to-date period in 2003.  By operating division, year-to-date net sales were $493.8 million in the U.S. Home & Garden division, $56.7 million in the Canada division and $43.1 million in the Pet division.

Year-to-date EBITDA decreased 5.9% to $86.7 million in 2004 from $92.1 million in 2003 due to the listing decision, cost factors and non-cash amortization expense through cost of goods sold previously described.  EBITDA information has been included as certain of the Company’s lending institutions, investors and analysts consider it a useful analytical tool for measuring historical liquidity and the ability to fund operations and meet financial obligations.  EBITDA is also used to determine the Company’s compliance with certain covenants of its senior credit facility.  EBITDA is not defined by generally accepted accounting principles (GAAP) and may not be comparable to other similarly titled measures reported by other companies.  In addition, EBITDA does not represent cash flows from operating activities as defined by GAAP, nor does management recommend that it be used as an alternative to, or superior measure of, operating income as an indicator of operating performance or cash flow as a measure of liquidity or the ability to meet financial obligations.  A reconciliation of EBITDA to GAAP measures and other financial information is included in the attached addendum.

About United Industries Corporation

United Industries Corporation, which goes to market as Spectrum Brands (www.spectrumbrands.com), is a leading manufacturer and marketer of value-oriented products for the consumer lawn and garden care, household pest control and pet supplies segments in North America.  The Company’s household brands include Hot Shot®, Cutter® and Repel®.  The Company’s lawn and garden brands include Spectracide®, Garden Safe®, Real-Kill®, Sta-Green®, Vigoro®, Schultz™, Peters®, Bandini®, Best®, Wilson®, CIL®, Golf-Green® and Green Earth®.  The Company is also a leading global supplier of slow release nitrogen and other fertilizer technologies under brand names such as Nitroform® and Nutralene®.  The Company’s pet supplies brands include 8-in-1®, Nature’s Miracle®, Dingo®, Lazy Pet®, Marineland®, Perfecto®, Aquarium Systems® and JungleTalk®.  Founded in 1969, the Company is headquartered in St. Louis, Missouri.

(Bloomberg Symbol: 14496Z)

Certain statements in this press release regarding the Company’s business, with the exception of historical facts, may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21G of the Securities Exchange Act of 1934, as amended, which involve risks and uncertainties, many of which are beyond the Company’s control. When, and if, used herein, the words “will,” “should,” “believe,” “plan,” “preliminary,” “may,” “strategies,” “goals,” “anticipate,” “indicate,” “intend,” “determine,” “estimate,” “expect,” “project” and similar expressions, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All forward-looking statements apply only as of the date they are disclosed and are based on the Company’s expectations at that time. Actual results could differ materially from these statements as a result of weather conditions, retailer line item reviews, the loss of customers or product listings, changes in pricing and external competitive market factors, unanticipated changes in the financial performance of the Company, its customers, its industry or the economy in general, the impact of acquisitions and success in integrating and obtaining projected results from the acquisitions, unexpected accounting charges, fluctuations in foreign currency exchange rates, the impact of fluctuations in interest rates, changes in worldwide tax rates or tax benefits from international operations, the ability to retain customers, suppliers and employees, government regulations applicable to the business, public perception regarding the safety of its products, as well as various other factors described in the Company’s filings with the U.S. Securities and Exchange Commission. The Company does not undertake any obligation to update or revise publicly any forward-looking statements made by the Company or on its behalf, whether as a result of new information, future events or otherwise. Although the Company believes that its plans, intentions and expectations reflected in or suggested by any forward-looking statements made herein are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved.

Media Contact:	Daniel J. Johnston
United Industries Corporation
(314) 427-0780
ir@spectrumbrands.com

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United Industries Corporation and Subsidiaries
Consolidated Statements of Operations (Unaudited)(1)
(Dollars in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003

Net sales	$171.0	$104.0	$593.6	$488.8
Operating costs and expenses:
Cost of goods sold (2)	123.5	64.8	392.8	297.3
Selling, general and administrative expenses	48.4	32.2	138.2	111.5
Total operating costs and expenses	171.9	97.0	531.0	408.8
Operating income (loss)	(0.9)	7.0	62.6	80.0
Interest expense, net	12.8	8.6	33.9	27.6
Income (loss) before income taxes	(13.7)	(1.6)	28.7	52.4
Provision for income taxes	(5.2)	(0.7)	7.4	20.8
Net income (loss)	$(8.5)	$(0.9)	$21.3	$31.6

(1)  The consolidated operating results for the three months and nine months ended September 30, 2004 include the operating results of The Nu-Gro Corporation and its subsidiaries from April 30, 2004, their date of acquisition, and the operating results of United Pet Group, Inc. and its subsidiaries from July 30, 2004, their date of acquisition.

(2)  Cost of goods sold includes $4.0 million of amortization for the three months ended September 30, 2004 related to the write-up of inventory acquired from United Pet Group, Inc. to estimated fair value and $9.2 million of amortization for the nine months ended September 30, 2004 related to the write-up of inventory acquired from United Pet Group, Inc. and The Nu-Gro Corporation to estimated fair value, as required under purchase accounting.

Addendum to United Industries Corporation Earnings Release
Three and Nine Months Ended September 30, 2004

United Industries Corporation and Subsidiaries
Other Consolidated Financial Data (Unaudited)
(Dollars in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
EBITDA(1):
Net income (loss)	$(8.5)	$(0.9)	$21.3	$31.6
Interest expense, net	12.8	8.6	33.9	27.6
Provision for income taxes	(5.2)	(0.7)	7.4	20.8
Depreciation and amortization	8.6	3.8	24.1	12.1
EBITDA(1)	$7.7	$10.8	$86.7	$92.1

Reconciliation of EBITDA(1) to operating income (loss):
EBITDA(1)	$7.7	$10.8	$86.7	$92.1
Depreciation and amortization	(8.6)	(3.8)	(24.1)	(12.1)
Operating income (loss)	$(0.9)	$7.0	$62.6	$80.0

(1) EBITDA represents income before net interest expense, income tax expense, depreciation and amortization.  EBITDA information has been included as certain of our lending institutions, investors and securities analysts consider it a useful analytical tool for measuring historical liquidity and ability to fund operations and meet financial obligations.  EBITDA is also used to determine our compliance with certain covenants of our senior credit facility.  However, EBITDA is not defined by accounting principles generally accepted in the United States (GAAP), and may not be comparable to similarly titled measures reported by other companies.  In addition, EBITDA does not represent cash flows from operating activities as defined by GAAP, nor does management recommend that it be used as an alternative to, or superior measure of, operating income as an indicator of our operating performance or cash flow as a measure of liquidity or ability to meet our financial obligations.  We have provided a reconciliation of EBITDA to operating income since we believe it to be the most directly comparable measure under GAAP.

Addendum to United Industries Corporation Earnings Release
Three and Nine Months Ended September 30, 2004

United Industries Corporation and Subsidiaries
Consolidated Balance Sheets (Unaudited)
(Dollars in millions)

	September 30,
	2004	2003
ASSETS

Current assets:
Cash and cash equivalents	$8.3	$44.1
Accounts receivable, net	107.5	56.5
Inventories	160.0	67.6
Prepaid expenses and other current assets	19.9	10.0
Total current assets	295.7	178.2

Property, plant and equipment, net	99.4	34.4
Deferred tax asset	78.5	86.3
Goodwill	247.5	6.2
Intangible assets, net	310.9	88.3
Other assets, net	22.8	10.2
Total assets	$1,054.8	$403.6

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Current maturities of long-term debt and capital lease obligations	$6.7	$1.3
Accounts payable	41.7	15.9
Accrued expenses	67.2	59.5
Total current liabilities	115.6	76.7

Long-term debt, net of current maturities	862.4	388.1
Capital lease obligations, net of current maturities	3.2	3.3
Other liabilities	5.3	3.2
Total liabilities	986.5	471.3

Stockholders’ equity (deficit)	68.3	(67.7)
Total liabilities and stockholders’ equity (deficit)	$1,054.8	$403.6

Addendum to United Industries Corporation Earnings Release
Three and Nine Months Ended September 30, 2004

United Industries Corporation and Subsidiaries
Pro Forma Consolidated Statements of Operations (Unaudited)(1)
(Dollars in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003

Net sales	$191.2	$194.6	$803.1	$799.5
Operating costs and expenses:
Cost of goods sold	132.3	127.7	530.0	516.4
Selling, general and administrative expenses	49.4	51.7	170.5	170.1
Total operating costs and expenses	181.7	179.4	700.5	686.5
Operating income	9.5	15.2	102.6	113.0
Interest expense, net	14.4	13.1	41.3	41.2
Income (loss) before income taxes	(4.9)	2.1	61.3	71.8
Provision for income taxes	(1.9)	1.0	15.9	28.5
Net income (loss)	$(3.0)	$1.1	$45.4	$43.3

(1)  Pro forma results for each of the periods presented above reflect the acquisitions of United Pet Group, Inc. and The Nu-Gro Corporation as if the transactions had closed on January 1, 2003.  In addition, the pro forma results include adjustments for additional interest, amortization of intangible assets and income tax expense that would have been recorded if the transactions had closed on such date.  The pro forma results also reflect the exclusion of amortization related to the write-up of inventory through cost of goods sold for the three and nine months ended September 30, 2004, as required under purchase accounting, as described on page 1 of this addendum to earnings release.  The unaudited pro forma financial information included herein is presented for informational purposes only and does not purport to be indicative of the consolidated results of operations that would have actually been achieved had these transactions, in fact, been completed as of January 1, 2003 or which may be obtained in the future.  See page 1 of this addendum to earnings release for actual operating results.

Addendum to United Industries Corporation Earnings Release
Three and Nine Months Ended September 30, 2004

United Industries Corporation and Subsidiaries
Pro Forma Other Consolidated Financial Data (Unaudited)(1)
(Dollars in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Pro Forma EBITDA:
Net income (loss)	$(3.0)	$1.1	$45.4	$43.3
Interest expense, net	14.4	13.1	41.3	41.2
Provision for income taxes	(1.9)	1.0	15.9	28.5
Depreciation and amortization	6.9	8.6	28.1	26.3
Pro Forma EBITDA	$16.4	$23.8	$130.7	$139.3

(1) Refer to footnote (1) on page 4 and footnote (1) on page 2 of this addendum to earnings release for a description of the nature of the pro forma and EBITDA information presented.

Addendum to United Industries Corporation Earnings Release
Three and Nine Months Ended September 30, 2004